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                                                                   EXHIBIT 99.4

                               OFFER TO EXCHANGE

               1.046 SHARES OF COMMON STOCK OF THE LIMITED, INC.
      FOR EACH SHARE OF CLASS A COMMON STOCK OF INTIMATE BRANDS, INC.

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON MARCH 11, 2002, UNLESS THE OFFER IS EXTENDED.

                                                               February 5, 2002

   To Our Clients:

   Enclosed for your consideration is the Prospectus dated February 5, 2002 (the "Prospectus") of The Limited, Inc. ("The Limited"), which together with any amendments and supplements thereto and the related Letter of Transmittal (the "Letter of Transmittal"), constitute the offer (the "Offer") of Intimate Brands Holding Co., Inc., a wholly-owned subsidiary of The Limited ("IB Holdings"), to exchange 1.046 shares of the common stock, par value $.50 per share, of The Limited ("Limited Common Stock") for each share of Class A common stock, par value $.01 per share, of Intimate Brands, Inc. ("IBI Common Stock") that is validly tendered by the Expiration Date and not withdrawn or deemed withdrawn, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal. See "Summary" and "The Offer" in the Prospectus. Capitalized terms used herein have the same meanings as in the Prospectus.

   The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on March 11, 2002 (the "Expiration Date"), unless extended in accordance with applicable law and the terms of the Offer, in which event the term "Expiration Date" shall mean the latest time and date to which the Offer, as extended, shall expire.

   THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF IBI COMMON STOCK HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES OF IBI COMMON STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF IBI COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

   Accordingly, we request instructions as to whether you wish us to tender any or all such shares of IBI Common Stock held by us for your account, pursuant to the terms and conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The consideration per share of IBI Common Stock will be 1.046 shares of Limited Common Stock as described in the Prospectus.

   2.  The Offer is being made for all outstanding shares of IBI Common Stock.

   3. The Offer is subject to the satisfaction of certain conditions, as described in the Prospectus, which you should review in detail. See "Conditions of the Offer" in the Prospectus.

   4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on March 11, 2002, unless the Offer is extended.

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   5.  You will not receive any fractional shares of Limited Common Stock.
Instead, the Exchange Agent, acting as your agent, will aggregate any such shares to be issued in the Offer and sell them in the open market and distribute any proceeds to you on a pro rata basis.

   6. Except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of shares in the Offer.

   The Offer is made solely by the Prospectus and the related Letter of Transmittal and any amendments and supplements thereto and is being made to all Intimate Brands stockholders. IB Holdings is not aware of any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with applicable law. If IB Holdings becomes aware of any jurisdiction where the making of the Offer or acceptance thereof would not be in compliance with any valid applicable law, IB Holdings will make a good faith effort to comply with such law. If, after such good faith effort, IB Holdings cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, Intimate Brands stockholders in any such jurisdiction.

   If you wish to have us tender any or all of your shares of IBI Common Stock, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES OF IBI COMMON STOCK, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE ATTACHED INSTRUCTION FORM.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE

                            SHARES OF LIMITED COMMON STOCK

            FOR EACH SHARE OF INTIMATE BRANDS CLASS A COMMON STOCK

   I acknowledge receipt of your letter and the enclosed Prospectus dated February 5, 2002 (the "Prospectus") of The Limited, Inc., which together with any amendments and supplements thereto and the related Letter of Transmittal (the "Letter of Transmittal"), constitutes the offer (the "Offer") of Intimate Brands Holding Co., Inc., a wholly-owned subsidiary of The Limited ("IB Holdings") to exchange 1.046 shares of the common stock, par value $.50 per share, of The Limited ("Limited Common Stock") for each share of Class A common stock, par value $.01 per share, of Intimate Brands, Inc. ("IBI Common Stock") that is validly tendered by the Expiration Date and not withdrawn or deemed withdrawn, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal. See "Summary" and "The Offer" in the Prospectus. Capitalized terms used herein shall have the same meanings as in the Prospectus.

   This will instruct you to tender the number of shares of IBI Common Stock indicated below (or, if no number is indicated below, all shares) held by you for my account, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

NUMBER OF SHARES OF IBI COMMON STOCK
TO BE TENDERED: /1/                       SIGN HERE:
_________________________________ SHARES    ________________________________________
                                            ________________________________________

Account Numbers: ________________________                    SIGNATURE(S)

Dated: _______________, 2002              PLEASE TYPE OR PRINT NAME(S) HERE:
                                            ________________________________________
                                            ________________________________________

                                          PLEASE TYPE OR PRINT ADDRESS(ES):
                                            ________________________________________
                                            ________________________________________
                                            ________________________________________
                                                    AREA CODE AND TELEPHONE NUMBER

                                            ________________________________________
                                              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY
                                                               NUMBER(S)

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/1  Unless otherwise indicated, it will be assumed that all shares of IBI
    Common Stock held by us for your account are to be tendered. /

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